UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2007

TARGET LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29754	11-3309110
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

500 Harborview Drive, Third Floor, Baltimore, Maryland, 21230
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 332-1598

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

A. Merger Agreement

On September 17, 2007, Target Logistics, Inc., a Delaware corporation (“Target,” or the “Company”), Mainfreight Limited, a New Zealand corporation (“Mainfreight”), and Saleyards Corp., a Delaware corporation and wholly owned subsidiary of Mainfreight (“Saleyards”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Saleyards will merge with and into Target (the “Merger”), with Target continuing as the surviving corporation and a wholly owned subsidiary of Mainfreight.

Upon consummation of the Merger, each share of Target’s Common Stock, par value $0.01 per share (the “Common Stock”) issued and outstanding immediately prior to the Merger (other than shares of Common Stock with respect to which a demand for appraisal pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) has been properly made, and any shares of Common Stock owned by Target, Mainfreight, Saleyards and any wholly owned subsidiary of Target, Mainfreight or Saleyards) shall be canceled and converted automatically into the right to receive $2.50 in cash payable to the holder of such share, without interest. Each share of Target’s Class F Preferred Stock, par value $10.00 per share (the “Class F Preferred Stock”) issued and outstanding immediately prior to the Merger (other than shares of Class F Preferred Stock with respect to which a demand for appraisal pursuant to the DGCL has been properly made, and any shares of Class F Preferred Stock owned by Target, Mainfreight, Saleyards and any wholly owned subsidiary of Target, Mainfreight or Saleyards) shall be canceled and converted automatically into the right to receive $62.50 in cash (the equivalent of $2.50 per share of Common Stock multiplied by 25, which is the number of shares of Common Stock into which each share of Class F Preferred Stock may be converted) payable to the holder of such share, without interest.

Under Section 251 of the DGCL, the approval of the holders of a majority of the voting power of the outstanding shares of Common Stock and Class F Preferred stock, voting together as a single class, is required to adopt the Merger Agreement and approve the Merger. On September 17, 2007, three stockholders that, in the aggregate, are the record owners of 10,978,853 shares of Common Stock and all of the shares of Class F Preferred Stock, representing in the aggregate approximately 66.4% of the outstanding voting power of the Company, executed and delivered to the Company written consents adopting the Merger Agreement and approving the Merger. Accordingly, the Merger has been approved by holders representing approximately 66.4% of the outstanding voting securities of the Company, and no vote or further action of the stockholders of the Company is required to adopt the Merger Agreement or approve the Merger.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Target’s agreement (subject to certain exceptions) (i) to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger, and not to engage in certain kinds of transactions during this period; to (ii) to use its reasonable best efforts to consummate the Merger; and (iii) to not solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.

Consummation of the Merger is subject to customary conditions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for both Target and Mainfreight, and further provides that, upon termination of the Merger Agreement under specified circumstances, Target may be required to pay Mainfreight a termination fee of up to $2,115,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of the parties. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to modifications, qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement together with the other information concerning Target that Target publicly files in reports and statements with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

B. Employment Agreement

On September 17, 2007, Mr. Christopher Coppersmith, President Chief Executive Officer of Target Logistic Services, Inc. (the Company’s wholly-owned subsidiary, “TLSI”) entered into an employment agreement with TLSI. The agreement takes effect on the date that the Merger is consummated, and provides for the continuation of Mr. Coppersmith’s employment for three years following such date, and is renewable for additional two-year periods unless the employment agreement is terminated in accordance with its terms or TLSI or Mr. Coppersmith give 60 days notice prior to the end of the term not to extend such term. During the term of the employment agreement, Mr. Coppersmith is entitled to receive an annual base salary of not less than $243,512, annual cash bonuses based on a formula specified in the agreement and Target equity bonuses based on a formula specified in the agreement. If the employment agreement is terminated by Mr. Coppersmith for “good reason” (as defined in the agreement) or by TLSI, then he will be paid a severance payment equal to the amount of his base salary in effect at the time of such termination, payable over 12 months, plus payments for medical and dental coverage for a period of 24 months.

C. Change in Control Agreements

On September 17, 2007, Mr. Stuart Hettleman and Mr. Philip Dubato each entered into a change in control agreement with the Company. Under the terms of the respective agreements, if, within the period beginning on the occurrence of a change in control (as defined therein) and ending on a specified date following such change in control (for Mr. Hettleman, two years following such change in control, and for Mr. Dubato, six months following such change in control), either individual’s employment with the Company terminates for any reason, then he will receive a one time lump sum payment, payable within 60 days following termination, and will be entitled to Company paid medical and dental insurance for three years following his termination of employment. The lump sum payment for Mr. Hettleman is $400,000, and the lump sum payment for Mr. Dubato is $300,000.

As a condition precedent to and in consideration of the receipt of the payments and benefits under each agreement, Mr. Hettleman and Mr. Dubato have each agreed to maintain the confidentiality of all Target proprietary information. Furthermore, Mr. Hettleman has agreed not to solicit Target employees or customers for a period of 36 months, and Mr. Dubato has agreed not to solicit Target employees or customers for a period of 24 months. In addition, Mr. Hettleman may not compete with Target for a period of 24 months following termination of employment, and Mr. Dubato may not compete with Target for a period of six months following termination of employment. In addition, each individual is required to release all claims against the Company as a condition to the receipt of the benefits under his respective agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.

2.1	Agreement and Plan of Merger

10.1	Employment Agreement dated September 17, 2007, between Target Logistics, Inc. and Christopher A. Coppersmith

10.2.	Change in Control Agreement dated September 17, 2007, between Target Logistics, Inc. and Stuart Hettleman

10.3.	Change in Control Agreement dated September 17, 2007, between Target Logistics, Inc. and Philip J. Dubato

99.1	Press Release dated September 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET LOGISTICS, INC. (Registrant)

Date: September 20, 2007	By:	/s/ Stuart Hettleman
Stuart Hettleman
President